Sheet1

MuniVest Fund, Inc.
File Number: 811-5611
CIK Number: 835948
For the Period Ended: 08/31/2001

Pursuant to Exemptive Order No. IC-15520 dated June 12, 1992 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the year ended August 31, 2001.

Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

03/16/2001	$1,700	Long Island NY Pwr Auth	5.000%	05/01/2033
03/28/2001	$5,000	Long Island NY Pwr Auth	5.000%	05/01/2033
03/29/2001	$3,100	Long Island NY Pwr Auth	5.000%	05/01/2033
03/30/2001	$3,200	Long Island NY Pwr Auth	5.000%	05/01/2033
04/19/2001	$1,000	Long Island NY Pwr Auth	5.000%	05/01/2033
06/29/2001	$2,200	Harris Co. Texas Facs	5.000%	02/15/2027

MuniVest Fund, Inc.
File Number: 811-5611
CIK Number: 835948
For the Period Ended: 08/31/2001

Pursuant to Exemptive Order No. IC-15520 dated June 12, 1992 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the year ended August 31, 2001.

Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

03/16/2001	$1,700	Long Island NY Pwr Auth	5.000%	05/01/2033
03/28/2001	$5,000	Long Island NY Pwr Auth	5.000%	05/01/2033
03/29/2001	$3,100	Long Island NY Pwr Auth	5.000%	05/01/2033
03/30/2001	$3,200	Long Island NY Pwr Auth	5.000%	05/01/2033
04/19/2001	$1,000	Long Island NY Pwr Auth	5.000%	05/01/2033
06/29/2001	$2,200	Harris Co. Texas Facs	5.000%	02/15/2027

Last Updated on 10/30/2001
By Karen Lang